Exhibit 99.1


    Montpelier Re Reports Comprehensive Income of $102 Million and Increases Book Value Per Share by 6.6% in the Third Quarter of 2007


    HAMILTON, Bermuda--(BUSINESS WIRE)--Oct. 24, 2007--Montpelier Re Holdings Ltd. (NYSE: MRH; the "Company") reported a fully converted book value per share of $17.03 as at September 30, 2007, an increase of 6.6% for the quarter inclusive of dividends.

    Comprehensive income for the quarter ended September 30, 2007 was $102.0 million, or $1.07 per diluted common share. Operating income, which excludes foreign exchange, investment gains and losses and income tax, was $78.3 million, or $0.82 per diluted common share.

    The loss ratio for the quarter was 26.8 percent, which includes $11.4 million, or 8.2 points, of losses incurred as a result of the UK floods in July. This was offset in part by net favorable prior year reserve development of $4.6 million, or 3.3 points.

    At September 30, 2007, the Company held $19.0 million of securities with exposure to the sub-prime mortgage market with an estimated weighted average life of 1.9 years and $63.7 million of securities with exposure to the Alternative-A mortgage market with an estimated weighted average life of 3.4 years. All of these securities are currently rated AAA and are carried at fair value.

    Anthony Taylor, Chairman and CEO, commented: "This was a strong quarter resulting in a 6.6% increase in book value per share. Since the beginning of 2006, we have grown book value per share by over 48%, inclusive of dividends."

    "Notwithstanding the impact of expenses associated with the roll-out of our first half initiatives, the combined ratio was a very strong 57.9% reflecting what turned out to be a relatively benign catastrophe quarter. We continue to make steady progress building out our Lloyd's and US platforms with both operations binding their first policies in the quarter. On the capital front, we have initiated a share repurchase program, repurchasing approximately 450,000 common shares during the quarter at an average price of $16.02."

    Please refer to our September 30, 2007 Financial Supplement for more detailed financial information, which is posted on our website at www.montpelierre.bm.

    (1) Fully converted book value per share at September 30, 2007 is based on total shareholders' equity at September 30, 2007 divided by common shares outstanding of 102,617,706 less 7,920,000 common shares subject to the share issuance agreement, plus common shares issuable upon conversion of outstanding share equivalents of 1,030,164 at September 30, 2007. Fully converted book value per share at June 30, 2007 is based on total shareholders' equity at June 30, 2007 divided by common shares outstanding of 103,067,067 less 7,920,000 common shares subject to the share issuance agreement, plus common shares issuable upon conversion of outstanding share equivalents of 920,473 at June 30, 2007.

    (2) The return for the quarter represents the change in fully converted book value per share from $16.04 at June 30, 2007 to $17.03 at September 30, 2007, after giving effect to the dividend of $0.075 per common share, excluding 7,920,000 common shares subject to the share issuance agreement.

    Earnings Conference Call:

    The Company will conduct a conference call, including a question and answer period, on Thursday, October 25 at 8.30 a.m. Eastern Time.

    The presentation will be available via a live audio webcast accessible on the Company's website at www.montpelierre.bm or by dialing 877-407-0782 (toll free) or 1-201-689-8567 (international). A telephone replay of the conference call will be available through November 25, 2007 by dialing 877-660-6853 (toll-free) or 1-201-612-7415 (international) and entering the account # 286 and the conference ID # 256964.

    The Company, through its subsidiaries, is a premier provider of global property and casualty reinsurance and insurance products.
Additional information can be found in Montpelier's public filings with the Securities and Exchange Commission.

    Application of the Safe Harbor of the Private Securities
Litigation Reform Act of 1995:

    This press release contains forward-looking statements within the meaning of the United States (the "U.S.") federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. These statements are based upon current plans, estimates and projections. Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and various risk factors, many of which are outside the Company's control, that could cause actual results to differ materially from such statements. See "Risk Factors" contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2007 and June 30, 2007, as filed with the Securities and Exchange Commission. In particular, statements using words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential," or words of similar import generally involve forward-looking statements.

    Important events and uncertainties that could cause the actual results, future dividends or future common share repurchases to differ include, but are not necessarily limited to: market conditions affecting our common share price; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; our ability to execute the business plan of our new insurance and reinsurance initiatives effectively, including the integration of those operations into our existing operations; increases in our general and administrative expenses due to new business ventures, which expenses may not be recoverable through additional profits; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedants and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; our ability to assimilate effectively the additional regulatory issues created by our entry into new markets; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the reinsurance industry; declining demand due to increased retentions by cedants and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices.

    We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.


                     MONTPELIER RE HOLDINGS LTD.
                     CONSOLIDATED BALANCE SHEETS
  (in millions of U.S. dollars, except share and per share amounts)

                                           As of          As of
                                       September 30,   December 31,
                                           2007            2006
                                       -------------------------------
Assets                                   (Unaudited)

Investments and cash:
Fixed maturity investments - trading       $ 2,305.6       $  340.4
Equity securities - trading                    222.9              -
Fixed maturity investments - available
 for sale                                          -        2,167.0
Equity securities - available for sale             -          203.2
Other investments, at fair value                49.3           27.1
Cash and cash equivalents                      345.8          348.6
                                       -------------   ------------

Total investments and cash                   2,923.6        3,086.3

Securities lending collateral                  136.7          315.7
Reinsurance recoverable on unpaid
 losses                                        150.7          197.3
Reinsurance recoverable on paid losses          13.8            7.8
Premiums receivable                            218.8          171.7
Unearned premium ceded                          51.6           44.5
Deferred acquisition costs                      37.8           30.3
Accrued investment income                       20.0           22.6
Unsettled sales of investments                  13.5            0.1
Other assets                                    22.7           22.5
                                       -------------   ------------

Total Assets                               $ 3,589.2       $3,898.8
                                       =============   ============

Liabilities

Loss and loss adjustment expense
 reserves                                  $   905.8       $1,089.2
Debt                                           427.4          427.3
Securities lending payable                     136.7          315.7
Unearned premium                               290.5          219.2
Reinsurance balances payable                    63.7           77.2
Unsettled purchases of investments              20.8              -
Accounts payable, accrued expenses and
 other liabilities                              30.8           38.9
                                       -------------   ------------

Total Liabilities                            1,875.7        2,167.5
                                       -------------   ------------

                                       -------------   ------------
Minority Interest - Blue Ocean                  83.5          238.4
                                       -------------   ------------


Common Shareholders' Equity

Common shares and additional paid-in
 capital                                     1,752.5        1,819.4
Accumulated other comprehensive income           4.9           49.6
Retained deficit                             (127.4)        (376.1)
                                       -------------   ------------

Total Common Shareholders' Equity            1,630.0        1,492.9
                                       -------------   ------------

Total Liabilities, Minority Interest
 and Common Shareholders' Equity           $ 3,589.2       $3,898.8
                                       =============   ============


Common shares outstanding (000's) (1)        102,618 sh     111,776 sh
Common and common equivalent shares
 outstanding (000's) (1)                     103,648        112,249

Book value per share:

Book value per share                       $   17.21       $  15.54
                                       =============   ============
Fully converted book value per share       $   17.03       $  15.46
                                       =============   ============

(1) Includes shares subject to issuance agreement of 7,920,000 and 15,694,800 at September 30, 2007 and December 31, 2006, respectively. These shares are not included in the calculation of book value per share amounts.


                     MONTPELIER RE HOLDINGS LTD.
    CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
       (in millions of U.S. dollars, except per share amounts)

                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                     (Unaudited)        (Unaudited)
                                     2007     2006     2007     2006
                                  ---------- ------- -------- --------

Underwriting revenues

Gross premiums written               $ 128.3 $ 121.1 $  577.5 $  642.2
Reinsurance premiums ceded             (9.7)  (13.3)  (103.0)  (116.8)
                                  ---------- ------- -------- --------
Net premiums written                   118.6   107.8    474.5    525.4

Gross premiums earned                  168.7   190.1    506.1    579.6
Earned reinsurance premiums ceded     (30.3)  (38.6)   (95.9)  (145.4)
                                      ------  ------  -------  -------
Net premiums earned                    138.4   151.5    410.2    434.2

Underwriting expenses

Loss and loss adjustment expenses
 - current year                       (41.7)  (50.7)  (179.2)  (166.2)
Loss and loss adjustment expenses
 - prior year                            4.6     7.5     32.3      6.7
Acquisition costs                     (20.0)  (27.3)   (58.3)   (91.1)
General and administrative
 expenses                             (23.0)  (17.9)   (58.8)   (47.6)

                                  ---------- ------- -------- --------
Underwriting income                     58.3    63.1    146.2    136.0
                                  ---------- ------- -------- --------

Net investment income                   31.9    33.1     99.4     92.3
Other revenue                            4.6     2.4      7.9      5.3
Interest and other financing
 expenses                              (8.6)   (6.8)   (25.3)   (20.9)
Other non-underwriting expenses        (3.0)   (3.2)    (8.8)   (11.1)
Minority interest expense - Blue
 Ocean                                 (4.9)  (13.0)   (26.8)   (26.4)

                                  ---------- ------- -------- --------
Operating income (1)                    78.3    75.6    192.6    175.2
                                  ---------- ------- -------- --------

Net realized and unrealized
 investment gains (losses) (2)          14.0     7.0     24.1    (2.3)
Net foreign exchange gains               9.1     0.8      8.7      7.9
Income tax provision                   (0.1)       -    (0.1)        -

                                  ---------- ------- -------- --------
Net income                           $ 101.3 $  83.4 $  225.3 $  180.8
                                  ---------- ------- -------- --------

Other comprehensive
income items (2)                         0.7    26.6      0.8     40.9

                                  ---------- ------- -------- --------
Comprehensive income                 $ 102.0 $ 110.0 $  226.1 $  221.7
                                  ========== ======= ======== ========

Earnings per share:

Basic earnings per share             $  1.07 $  0.86 $   2.36 $   1.94
Diluted earnings per share           $  1.06 $  0.86 $   2.35 $   1.94
Diluted operating earnings per
 share (1)                           $  0.82 $  0.78 $   2.01 $   1.88
Diluted comprehensive earnings per
 share                               $  1.07 $  1.14 $   2.36 $   2.39

Insurance ratios:

Loss and loss adjustment expense
 ratio:
Current year                           30.1%   33.5%    43.7%    38.2%
Prior year                             -3.3%   -5.0%    -7.9%    -1.5%
                                  ---------- ------- -------- --------
Loss and loss adjustment expense
 ratio                                 26.8%   28.5%    35.8%    36.7%
Expense ratio                          31.1%   29.8%    28.5%    32.0%
                                  ---------- ------- -------- --------
Combined ratio                         57.9%   58.3%    64.3%    68.7%
                                  ========== ======= ======== ========

(1 )Excludes net realized and unrealized gains (losses) on investments, foreign exchange and income taxes.

(2) Effective January 1, 2007, the Company elected to adopt FAS 157 and FAS 159. As a result of this election, all changes in unrealized gains (losses) associated with our fixed maturity and equity investments are included in net income for the three and nine months ended September 30, 2007. For all prior periods, certain of these changes are included in other comprehensive income.


    CONTACT: Montpelier Re Holdings Ltd.
             Investors:
             William Pollett, 441-297-9576
             SVP & Treasurer
             OR
             Media:
             Jeannine Klein Menzies, 441-297-9570
             Corporate Affairs Manager